SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report: July 23, 2003

Commission File Number: 0-25790

PC MALL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2555 West 190th Street
Torrance, CA 90504
(Address of Principal Executive Offices)(Zip Code)
(310) 354-5600
(Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

 (c) Exhibits

         99.1 Text of Press Release dated July 23, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

The information contained in Item 9 of this Current Report on Form 8-K is being furnished to the Commission pursuant to Item 12, Results of Operations and Financial Condition, on Form 8-K in accordance with Commission Release Nos. 33-8126 and 34-47583.

On July 23, 2003, PC Mall, Inc. issued an earnings release announcing its financial results for the quarter ended June 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 9 and shall not be deemed to be filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003		PC MALL, INC.

	By:	/s/ TED SANDERS Ted Sanders Chief Financial Officer

(Duly Authorized Officer of the Registrant and Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description
99.1	Text of Press Release Dated July 23, 2003

Exhibit 99.1

PC MALL REPORTS Q2 2003 EARNINGS PER SHARE OF $0.09, MORE THAN DOUBLE Q2 2002.

REPORTS RECORD SECOND QUARTER SALES, AN INCREASE OF SEVEN PERCENT OVER Q2 2002.

 Highlights:

  Consolidated earnings per share for Q2 2003 of $0.09 compared with EPS of $0.04 for Q2 2002 and $0.03 for Q1 2003.
  Gross Margin exceeds 14 percent.
  Record second quarter sales, increasing seven percent from Q2 2002 to $219 million from $205 million.
  Outbound business sales for the quarter increased 18 percent from Q2 2002.
  eCost sales for the quarter increased 13 percent from Q2 2002.
  Company continued to invest in its Outbound sales program, increasing sales headcount 13 percent from Q2 2002.
  Company opens new Canadian call center.
  Company continued its share repurchase program, acquiring 45,500 shares during the quarter.

Torrance, California -- July 23, 2003 -- PC Mall, Inc. (NASDAQ:MALL - news) today reported second quarter earnings per share of $0.09, more than double last year's Q2 earnings per share of $0.04.  Consolidated sales for the second quarter of 2003 increased seven percent over Q2 2002 sales to $219 million.

Frank Khulusi, Chairman, President and CEO of PC Mall, said, "I am pleased to report that we continue to have one of the fastest growth rates in the industry.  I am also pleased that we had strong earnings per share growth in our seasonally weakest quarter of the year."  Khulusi continued, "We maintain our belief that it is important to position the Company for future success by acquiring market share. To this end, we chose to continue to invest in the expansion of our Outbound sales force, including opening a new Canadian sales office that takes advantage of favorable employment and compensation differences."

Consolidated Q2 2003 sales increased seven percent from Q2 2002 to $219 million predominantly from the Wareforce acquisition in July 2002.  Outbound and eCOST had strong sales growth, up 18 percent and 13 percent over Q2 2002, respectively.  However, this growth was offset by a decline in inbound catalog sales (excluding ClubMac) of 18 percent from Q2 2002 due to weak consumer demand.   PC Mall Gov sales for Q2 2003 increased nine percent from Q1 2003 due to seasonality but declined eight percent from Q2 2002 which was impacted by an operational adjustment to sales territories.  This adjustment had a negative short-term impact on sales for the quarter, but is designed to better position PC Mall Gov for the future.

Consolidated gross profit for Q2 2003 rose 36 percent from Q2 2002 or $8.2 million.  Seven percent or $1.5 million of the gross profit increase resulted from an increase in sales.  The remaining 29 percent or $6.7 million of the increase in gross profit for the quarter from the same quarter last year resulted from the required adoption in Q1 2003 of Emerging Issues Task Force ("EITF") Issue No. 02-16 "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendor's Products)."  See footnote A below for more information on EITF 02-16.

As required by EITF 02-16, $6.7 million of vendor consideration in Q2 2003 previously recorded as a reduction of advertising and labor cost was reflected as a reduction of cost of sales.  Under the new rule, gross profit margin for the quarter increased by approximately 300 basis points to 14.0 percent of sales from 11.0 percent of sales for the comparable quarter last year.  Excluding the effect of EITF 02-16, and, therefore, on a non-GAAP basis, gross profit for the quarter would have been 11.0 percent of sales, essentially unchanged from Q2 2002.  This non-GAAP gross profit margin is included in this discussion to provide a meaningful comparison to prior periods.  The Company's gross profit percentage may vary from quarter to quarter depending on the continuation of key vendor support programs as well as product mix, pricing strategies and other factors.

Consolidated selling, general and administrative expense as a percentage of sales for Q2 2003 was 10.6 percent, an increase of approximately 70 basis points from 9.9 percent for Q2 2002.  The increase in spending as a percentage of sales is due in part to the acquisition of Wareforce and additional spending to expand the Outbound sales force.  Total Outbound account manager headcount for Q2 2003 increased 13 percent from Q2 2002.  Account managers in training comprise 18 percent of the Q2 2003 sales force and account managers with less than 6 months experience represent 43 percent of the sales force.  The total sales force for the Company at the end of Q2 2003 was 651 account managers, up 18 percent from Q2 2002.

Net advertising expense for Q2 2003 increased by $4.8 million from Q2 2002 because of EITF 02-16, which reclassified $6.6 million of vendor advertising funding as a reduction of cost of sales.  Gross advertising expense remained nearly the same as Q2 2002 despite an eight percent increase in catalog circulation.  Vendor funding increased by 70 basis points of sales from the same period last year.

Operating margin (income from operations as a percentage of sales) for Q2 2003 nearly doubled that of Q2 2002.  Approximately 60 percent of the improvement resulted from operating leverage and the remaining 40 percent of the improvement was attributable to a loss on the sale of an unused building in Q2 2002.

PC Mall's balance sheet at the end of the quarter remained strong.  Cash and cash equivalents at the end of the quarter were $3.8 million.  Borrowings under PC Mall's line of credit were paid down by $6.8 million during the quarter to $30.4 million from $37.2 million as of March 31, 2003.  Inventories increased by $3.5 million from Q1 2003 due to special buys at the end of Q2 2003.  Accounts receivable increased $3.6 million from Q1 2003, reflecting an increase in sales on account to commercial customers during the quarter.  The Company amended its credit facility in Q1 2003 to improve terms and extend the term of the facility to March 7, 2007.

"Our Q2 earnings improvement was achieved through the hard work and commitment of 1,200 PC Mall employees and their dedication to providing our customers with excellent service," stated Khulusi.  "While we have made progress in Q2 2003 from an earnings perspective, we desire to accomplish more.  Our sales force is one of the youngest in the industry with 60 percent of account managers having less than one year experience with PC Mall and an average Outbound account manager tenure with PC Mall of 19 months.  Our objective is to emphasize increasing the productivity of our young sales force to capture the ramp in sales they typically experience as their tenure with the Company increases."

Footnote A

During Q1 2003, the Company adopted EITF 02-16 which addresses accounting for consideration received by a customer or a reseller from a vendor.  EITF 02-16 requires that consideration from vendors related to agreements modified or entered into after January 1, 2003, such as advertising funds, be accounted for as a reduction of cost of sales unless such funds are used for specific incremental programs entirely funded by an individual vendor.  In such cases, the consideration received is accounted for as a reduction of the incremental expense.  The Company, through its subsidiaries, employs a variety of advertising methods to promote sales of vendor products including catalogs, mailers, the Internet, newspaper, magazine and radio.  Some of the Company's advertising campaigns involve individual programs for a specific vendor while other campaigns involve multiple vendors.

*          *          *

Conference Call

A quarterly conference call to discuss second quarter results will be held on Wednesday, July 23, 2003 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

 To participate via conference call, dial 877-788-8792 no later than 4:50 p.m. EDT on July 23rd. The leader's name is Frank Khulusi.

 This call is being webcast by CCBN.  To listen to the conference call live, go to the investor relations section of PC Mall's website at www.pcmall.com.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network.  Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

A conference call replay will be available immediately following the call until midnight on August 15 and can be accessed by calling:  (800) 642-1687 and reference conference ID# 1746173.

 About PC Mall

PC Mall is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers.  More than 100,000 different products from companies such as Microsoft, Apple, IBM and HP are marketed to business customers using relationship based Outbound Direct Marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com).  Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding cash position, expense reductions, sales growth and market share, Outbound and Government sales initiatives, the effect of the Company's investment in its sales force, recent acquisitions, the cost advantages of the Company's Canadian call center, the timing and extent of the repurchases of stock under the Company's share repurchase program, growth of the enterprise market, seasonality, and operating results for the second quarter and 2003 fiscal year.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Among the factors that could cause actual results to differ materially are the following:  difficulties related to integration of newly-acquired businesses (or any future acquisitions); decreases in revenue related to Outbound or Government sales; difficulties and costs related to opening a new call center ; currency exchange fluctuations; government regulation; the Company's ability to retain the sales force and improve productivity; increased competition and pricing pressures; availability of third party suppliers at reasonable prices; increased expenses, risks due to shifts in market demand or price erosion or owned inventory, and inability to convert back orders to completed sales.  Additional factors that could cause actual results to differ are discussed under the heading Certain Factors Affecting Future Results" and in other sections of the Company's Form 10-K for the 2002 fiscal year, on file with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission.  All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

###

-Financial Tables Follow-

PC MALL, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Net sales	$218,862	$204,945	$453,659	$396,450
Cost of goods sold	188,160	182,452	394,092	354,089
Gross profit	30,702	22,493	59,567	42,361
Selling, general and administrative expenses	23,095	20,275	47,116	38,886
Advertising, net for 2002	5,773	941	9,965	1,439
Loss on sale of building	-	350	-	350
Income from operations	1,834	927	2,486	1,686
Interest expense, net	331	202	519	397
Income before income taxes	1,503	725	1,967	1,289
Income tax provision	556	269	728	477
Income before cumulative effect of change in accounting principle	947	456	1,239	812
Cumulative effect of change in accounting principle	-	-	-	(6,801)
Net income (loss)	$947	$456	$1,239	$(5,989)

Earnings (loss) per share:
Income before cumulative effect of change in accounting principle	$0.09	$0.04	$0.12	$0.08
Cumulative effect of change in accounting principle	-	-	-	(0.64)
	$0.09	$0.04	$0.12	$(0.56)

Diluted Earnings (loss) per share:
Income before cumulative effect of change in accounting principle	$0.09	$0.04	$0.11	$0.07
Cumulative effect of change in accounting principle	-	-	-	(0.60)
	$0.09	$0.04	$0.11	$(0.53)
Basic weighted average number of shares outstanding	10,535	10,716	10,566	10,680
Diluted weighted average number of common and common equivalent shares outstanding	11,115	11,263	11,119	11,199

PC MALL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	June 30, 2003
	(unaudited)	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$3,763	$11,422
Accounts receivable, net of allowance for doubtful accounts	61,854	54,747
Inventories	56,867	55,235
Prepaid expenses and other current assets	2,214	3,038
Deferred income taxes	2,657	2,657
Total current assets	127,355	127,099

Property and equipment, net	9,726	9,214
Goodwill, net	861	804
Deferred income taxes	9,990	10,718
Other assets	1,788	1,525
	$149,720	$149,360
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$52,063	$61,865
Accrued expenses and other current liabilities	11,577	14,066
Deferred revenue	8,065	10,532
Line of credit	30,364	17,497
Capital leases - current	-	124
Notes payable - current	1,750	167
Total current liabilities	103,819	104,251

Total liabilities	103,819	104,251

Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.001 par value; 30,000,000 shares authorized; 10,795,997 and 10,789,947 shares issued; and 10,501,997 and 10,632,347 shares outstanding, respectively	11	11
Additional paid-in capital	75,845	75,833
Treasury stock at cost: 294,000 and 157,600 shares, respectively	(1,015)	(556)
Retained earnings (accumulated deficit)	(28,940)	(30,179)
Total stockholders' equity	45,901	45,109
	$149,720	$149,360